POWER OF ATTORNEY

Know all by thespresents, that, for_good and val ble consideration, the sufficiency and receipt of which are hereby acknowledged, the unde':'tgned hereby const1tutes and appomts Ryan Musumeci, and any of his substitutes, theundersigned's true and lawful attomey-m-fact to:

(I)    execute for and on behalf of the undersigned (in accordance with Section 16(a) of the Securities Exchange A:ct of 1934, as_amended, and the rules thereunder (the "Exchange Act'')), in the undersigned's capacity as an officer and/or d1.rector of Av1at Networks, Inc., a Delaware corporation {the "Company''), any and all Fonns 3,4 and/or 5, and any
amendments thereto, that are necessary or advisable for the undersigned to file under Section 16(a) (collectively, "Documents");

(2)    do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Documents and timely file such Documents with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)    take any other action of any type whatsoever in connection with th.e foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest ot: or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact (or the attorney-in-fact's substitute or substitutes) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the attorney-in-fact's substitute or substitutes or the Company assuming, any of the undersigned's responsibilities to comply with the Exchange Act The undersigned agrees to defend and hold harmless the attorney-in-fact (and the attorney-in-fact's substitute or substitutes) from and against any and all loss, damage or liability that the attorney-in fact may sustain as a result of any action taken in good faith hereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to le Documents with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of August, 2023.

/s/ Bryan C. Tucker
Bryan C. Tucker